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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         DATE OF REPORT: APRIL 15, 1998



                          MORRISON KNUDSEN CORPORATION

                         Commission File Number 1-12054



                             A Delaware corporation

                   IRS Employer Identification No. 33-0565601



                   MORRISON KNUDSEN PLAZA, BOISE, IDAHO 83729

                                  208/386-5000
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ITEM 5.  OTHER MATERIAL IMPORTANT EVENTS.

     As previously reported, on January 23, 1998, the Company received from the Internal Revenue Service ("IRS") the Foreign Tax Credit Refunds, as that term is defined in the Company's Restated and Amended Certificate of Incorporation (the "Certificate of Incorporation") and in the Disclosure Statement of the Company filed during 1996 with the U. S. Bankruptcy Court (the "Disclosure Statement"). The amount of the refunds was sufficient to deposit $18,000,000 into the Foreign Tax Credit Sinking Fund, as such term is also defined in the Certificate of Incorporation and the Disclosure Statement, allowing for a final distribution on April 15, 1998, to shareholders of record as of the close of business on March 31, 1998, of the Company's Series A Preferred Stock. The holders of the Series A Preferred Stock received an amount per share of $10.10285 representing their pro rata portion of (i) the $18,000,000 deposited into the Foreign Tax Credit Sinking Fund and (ii) all interest earned on such total amount from January 23, 1998 through March 31, 1998.

     The April 15, 1998 distribution is the final distribution with respect to the Company's Series A Preferred Stock and, as prescribed by the Certificate of Incorporation, all shares of Series A Preferred Stock have been canceled and are no longer outstanding and no longer have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Company ceased, effective as of the close of business on April 15, 1998.


                                   Signature
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    MORRISON KNUDSEN CORPORATION


April 21, 1998
                                    By: /s/ Stephen G. Hanks
                                       ________________________________________
                                       Stephen G. Hanks
                                       Executive Vice President, Chief Legal
                                       Officer and Secretary